UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2013, VeriFone, Inc. (the "Borrower"), VeriFone Intermediate Holdings, Inc. ("Holdings"), JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent") and certain of the Borrower's existing Lenders entered into an amendment (the "Second Amendment") to the Borrower's Credit Agreement, dated as of December 28, 2011 (as amended on October 15, 2012, the "Credit Agreement"), among the Borrower, Holdings, the Lenders party thereto, and the Administrative Agent. All capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Second Amendment effectuated the following changes. First, the definition of "Cash on Hand" was amended so that the Borrower will be able to subtract up to $150.0 million in cash and Cash Equivalents in excess of $130.0 million rather than in excess of $200.0 million for purposes of calculating the numerator for the Total Leverage Ratio under the Credit Agreement. Second, the step downs in the Total Leverage Ratio financial maintenance covenant were amended, so that the Borrower must not permit the Total Leverage Ratio of it and its Restricted Subsidiaries to exceed (i) 4.25 to 1.00, in the case of any fiscal quarter ending prior to November 1, 2012, (ii) 3.75 to 1.00, in the case of any fiscal quarter ending prior to November 1, 2014 and (iii) 3.50 to 1.00 for any fiscal quarter ending thereafter. Prior to the amendment, the step down from 3.75 to 1.00 to 3.50 to 1.00 was to apply to fiscal quarters ending after November 1, 2013.

As a condition to effectiveness of the Second Amendment, the Borrower prepaid Term A loans in the aggregate principal amount of $20.0 million and Term B loans in the aggregate principal amount of $50.0 million. Following these prepayments, as of July 19, 2013, the outstanding borrowings under the Credit Agreement consisted of $935.0 million in Term A loans, $48.7 million in Term B loans and a $425.5 million revolving loan commitment, of which $180.0 million was drawn and outstanding as of such date.

Furthermore, as of July 19, 2013, the numerator for the calculation of the Total Leverage Ratio under the Credit Agreement was approximately $1,015 million.  This calculation includes an adjustment to deduct $150 million of “Cash on Hand”, which reflects a portion of our outstanding cash and Cash Equivalents on such date.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1 Credit Agreement Amendment, dated as of July 19, 2013, by and among VeriFone, Inc., VeriFone Intermediate Holdings, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: July 19, 2013	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

Ex-10.1
Credit Agreement Amendment, dated as of July 19, 2013, by and among VeriFone, Inc., VeriFone Intermediate Holdings, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.